UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2023

Investcorp India Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41383	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Century Yard, Cricket Square Elgin Avenue P.O. Box 1111, George Town Grand Cayman, Cayman Islands	KYI-1102
(Address of principal executive offices)	(Zip Code)

+1 (302) 738-7210

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	IVCAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	IVCA	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	IVCAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On August 11, 2023, Investcorp India Acquisition Corp. (the “Company”) held an extraordinary general meeting (the “Extraordinary General Meeting”) virtually, solely with respect to voting on the proposal to extend the date by which the Company must complete its initial business combination from August 12, 2023 to August 12, 2024 (the “Extension Amendment Proposal”) and the proposal to remove the limitation that the Company shall not redeem public shares to the extent that such redemption would cause the Company’s net tangible assets to be less than US$5,000,001 (the “Redemption Limitation Amendment Proposal”). A total of 27,836,163 of the Company’s Class A ordinary shares and Class B ordinary shares (the “Ordinary Shares”) or 86.06% of the Company’s outstanding shares as of July 18, 2023, the record date for the Extraordinary General Meeting, were represented virtually or by proxy at the Extraordinary General Meeting.

The following is a brief description of the final voting results for each of the proposals submitted to a vote of the shareholders at the Extraordinary General Meeting.

Extension Amendment Proposal

To consider and vote upon a proposal, by special resolution, to amend the Company’s amended and restated memorandum and articles of association (the “Articles”), to extend the date by which the Company has to consummate a business combination for an additional twelve months from August 12, 2023 to August 12, 2024.

The Extension Amendment Proposal was approved. The voting results of the shares of the Ordinary Shares were as follows:

For	Against	Abstentions
26,410,224	1,425,939	0

Redemption Limitation Amendment Proposal

To consider and vote upon a proposal, by special resolution, to amend the Company’s Articles, to eliminate the limitation that the Company shall not redeem public shares to the extent that such redemption would cause the Company’s net tangible assets to be less than US$5,000,001.

The Redemption Limitation Amendment Proposal was approved. The voting results of the shares of the Ordinary Shares were as follows:

For	Against	Abstentions
26,410,303	1,425,860	0

The Adjournment Proposal

To consider and vote upon a proposal, by ordinary resolution, to direct the chairman of the Extraordinary General Meeting to adjourn the Extraordinary General Meeting to a later date or dates, if necessary or convenient, either (x) to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the

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Extension Amendment Proposal and the Redemption Limitation Amendment Proposal or (y) if our board of directors determines before the Extraordinary General Meeting that it is not necessary or no longer desirable to proceed with the Extension Amendment Proposal and the Redemption Limitation Amendment Proposal.

The Adjournment Proposal was not acted upon at the Extraordinary General Meeting.

Redemptions

In connection with the vote to approve the Extension Amendment Proposal and the Redemption Limitation Amendment Proposal, the holders of 16,085,554 Class A ordinary shares properly exercised their rights to redeem their shares for cash at a redemption price of approximately $10.68 per share, for an aggregate redemption amount of approximately $171,793,716.72.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

104	Cover Page Interactive Data File (embedded within the inline XBRL Document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Investcorp India Acquisition Corp

Date: August 11, 2023	By:	/s/ Nikhil Kalghatgi
	Name:	Nikhil Kalghatgi
	Title:	Principal Executive Officer and Director